Exhibit (21)

Subsidiaries of Registrant

     The information below is provided, as of March 15, 1996, with respect to the subsidiaries of Registrant. The names of certain inactive subsidiaries and other consolidated subsidiaries of Registrant have been omitted because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
                                                           Percentage of Voting
                                                            Securities Owned by
Name                          Organized Under the Laws of     Immediate Parent
---------------------------   ---------------------------  --------------------
Curtiss-Wright Flight              Delaware                          100
  Systems, Inc.

Curtiss-Wright Flight              Ohio                              100
  Systems/Shelby, Inc.

Metal Improvement                  Delaware                          100
  Company, Inc.

Target Rock                        New York                          100
  Corporation

Curtiss-Wright Flight              Denmark                            80
  Systems Europe A/S